SHARE EXCHANGE AGREEMENT



      THIS AGREEMENT made as of the 1st day of July, 1998 by and among THE THAXTON GROUP, INC., a South Carolina corporation (the "Company"), MMC HOLDING, INC., a South Carolina corporation ("MMC"), the INDIVIDUAL RETIREMENT ACCOUNT OF KATHRYN H. ROBINSON (the "Kathryn H. Robinson Account"), and the INDIVIDUAL RETIREMENT ACCOUNT OF JACK W. ROBINSON (the "Jack W. Robinson Account").

                                    RECITALS:

      A. MMC, the Kathryn H. Robinson Account, and the Jack W. Robinson Account (collectively, the "Purchasers") desire to exchange the securities listed on the schedule attached hereto as Exhibit A for Fifty-Six Thousand Two Hundred Seventy-Six (56,276) shares of the Company's Series D Preferred Stock (the "Series D Preferred Stock") and the Company desires to make this exchange in accordance with the terms hereof. A copy of the Certificate of Designations, Preferences and Rights of the Series D Preferred Stock is attached hereto as Exhibit B.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Exchange of Stock. Subject to the terms and conditions contained herein, and as of the date hereof, the Company hereby agrees to issue Fifty-Six Thousand Two Hundred Seventy-Six (56,276) shares of Series D Preferred Stock, par value $.01 per share, of the Company (the "Preferred Shares"), to the Purchasers upon receipt of the securities listed on the schedule attached hereto as Exhibit A (the "Tendered Securities"). Certificates representing the Preferred Shares shall bear an appropriate legend reflecting the status of the Preferred Shares as "restricted securities" under the Securities Act of 1933, as amended.

      2. Representations and Warranties of the Company. In order to induce the Purchasers to enter into this Agreement, the Company hereby represents and warrants that:

            (a) The Company has the legal right to execute and deliver this Agreement and to carry out the transactions and perform its obligations hereunder. This Agreement constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms.

            (b) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of South Carolina.

            (c)   The Preferred Shares represent Series D Preferred Stock.
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      3. Representation Disclaimer. The Company shall not be deemed to have made to the Purchasers any representation or warranty other than as expressly made by the Company in paragraph 2 hereof.

      4. Representations and Warranties of the Purchasers. In order to induce the Company to enter into this Agreement, each of the Purchasers hereby represent and warrant to the Company that:

            (a) The Purchaser has the legal right to execute and deliver this Agreement and to carry out the transactions and perform the obligations contemplated hereunder. This Agreement has been duly authorized by the Purchaser and constitutes the legal, valid, and binding obligation of the Purchaser enforceable in accordance with its terms.

            (b) The Purchaser is acquiring the Preferred Shares for investment and not with a view to or for resale in connection with the distribution thereof.

            (c) The Purchaser is the true and lawful beneficial and record owner of the Tendered Securities listed opposite of his, her, or its name on Exhibit A to this Agreement and has good and marketable title thereto, free and clear of mortgages, pledges, liens, security interests, or any other encumbrances.

      5. Indemnification. The parties hereto agree to indemnify and hold each other harmless as follows:

            (a) The Company agrees to indemnify and hold the Purchasers harmless at all times after the date of this Agreement from and against any and all loss, liability, damage, or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any covenants or agreements on the part of the Company contained herein or in any other document or certificate furnished by the Company pursuant hereto and any loss or damage resulting from any claims, litigation, actions, suits, proceedings, judgments, reasonable attorneys' fees, costs, and expenses relating to or arising out of such misrepresentation, breach, or nonfulfillment.

            (b) The Purchasers jointly and severally agree to indemnify and hold the Company harmless at all times after the date of this Agreement from and against any and all loss, liability, damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any covenants or agreements on the part of the Purchasers contained herein or any certificate or document furnished by the Purchasers pursuant hereto and any loss or damage resulting from any such claims, litigation, actions, suits, proceedings, judgments, reasonable attorneys' fees, costs, and expenses related to or arising out of such misrepresentation, breach, or nonfulfillment.

            (c) Should any claim be made by a person not a party to this Agreement with respect to any matter to which the foregoing indemnity relates, the party against whom such claim is asserted (the "Indemnified Party"), within a reasonable period of time, shall give written notice to the other party (the "Indemnifying Party") of any such claim, and the Indemnifying Party shall thereafter defend or settle any such claim, at its sole expense, on its own behalf and with counsel of its selection. In such defense or settlement of any claims, the Indemnified Party shall cooperate with and assist the Indemnifying Party to the maximum extent reasonably possible. Any payment resulting from such defense or settlement, together with the total expense thereof, shall be binding on the Company and the Purchasers for the purposes of this paragraph 5.

            (d) Notwithstanding the foregoing, should any claim be made by a person not a party to this Agreement with respect to any matter to which the foregoing indemnity relates, the Indemnified Party, on not less than thirty (30) days' notice to the Indemnifying Party, may make settlement of such claims, and such settlement shall be binding on the Indemnifying Party and the Indemnified Party for the purposes of this paragraph 5; provided, however, that if within said thirty (30) day period the Indemnifying Party shall have requested the Indemnified Party not to settle such claim and to deny such claim at the expense of the Indemnifying Party, the Indemnified Party will promptly comply and the Indemnifying Party shall have the right to defend on its own behalf with counsel of its selection. Any payment of settlement resulting from such contest, together with the total expense thereof, shall be binding on the Company and the Purchasers for the purposes of this paragraph 5.

      6.    Due Diligence Acknowledgment.

            (a) The Purchasers acknowledge that they have had an opportunity to review, for information purposes only, the business and financial information contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 and Form 10-QSB for the Quarter Ended March 31, 1998.

            (b) The Purchasers acknowledge that they have made their own independent examination, investigation, analysis, and evaluation of the Company, including Purchasers' own estimates of the value of the Preferred Shares.

            (c) The Purchasers acknowledge that they have undertaken such due diligence (including a review of the assets, liabilities, books, records, and contracts of the Company) as the Purchasers deem adequate, including that described above in this paragraph 6.

      7. Post-Closing Deliveries. The Purchasers shall promptly deliver or cause to be delivered to the Company or its counsel the certificates representing the Tendered Securities. Upon receipt of the certificates representing the Tendered Securities, the Company shall promptly deliver certificates representing the Preferred Shares to the Purchasers.

      8. Further Assurances. The Company and the Purchasers hereby covenant and agree that at any time and from time to time that they will promptly execute and deliver such further instruments and documents and take such further action as are reasonably necessary in order to further carry out the intent and purpose of this Agreement.
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


      9. Notices. All notices, requests and demands and other communications to any party hereto shall be in writing and shall be deemed to have been duly given as if delivered by hand or mailed, certified or registered, with postage prepaid to the following address of each party or such other addresses as may be hereafter designated in writing by such party to the other parties:

            To the Company:         The Thaxton Group, Inc.
                                    1524 Pageland Highway
                                    Lancaster, South Carolina  29721
                                    Attn: Allan Ross
                                          Chief Financial Officer

            To the Purchaser:       Jack W. Robinson
                                    Post Office Box 458
                                    Kershaw, South Carolina  29067

      10. Expenses. It is hereby agreed and understood that Thaxton shall bear and pay all expenses relative to the consummation of the transaction referred to in this Agreement.

      11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      12. Applicable Law. The Agreement shall be governed by, and construed in accordance with, the laws of the State of South Carolina.

      13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      14. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall represent the same single agreement.

      15. Survival of Representations and Indemnity. The representations and warranties and the indemnification provisions contained herein shall survive the closing and the delivery of all the required documents hereunder.

      16. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                           THE THAXTON GROUP, INC.

                              By:
                                 ------------------------
                                     James D. Thaxton
                                     President

                           MMC HOLDING, INC.

                              By:
                                  ----------------------
                                      Jack W. Robinson
                                      President

                           Individual Retirement Account of Kathryn H.
                           Robinson

                           Interstate/Johnson Lane Corporation, Custodian

                              By:_______________________________________

                                 _______________________________________

                           ______________________________________________
                           Kathryn H. Robinson, Participant


                           Individual Retirement Account of Jack W. Robinson

                           Interstate/Johnson Lane Corporation, Custodian

                              By:_________________________________________

                                 _________________________________________

                           ___________________________________________
                           Jack W. Robinson, Participant

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